EXHIBIT 23(3)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use of our report dated March 1, 1996, on the financial statements of Citizens National Bank of Madison and to reference made to us under the caption "Experts" in the Registration Statement on Form S-1 filed by River Valley Bancorp with the United States Securities and Exchange Commission.



/s/ Sherman, Barber & Mullikin
Sherman, Barber & Mullikin
Madison, Indiana
June 3, 1996